Choice Therapeutics, Inc.

Financial Statements

Years Ended December 31, 2013 and 2012

Choice Therapeutics, Inc.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Choice Therapeutics, Inc.

We have audited the accompanying balance sheets of Choice Therapeutics, Inc. (the “Company”) as of December 31, 2013 and 2012, and the related statements of operations, changes in redeemable convertible preferred stock, stockholders’ deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Choice Therapeutics, Inc., as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum llp

New York, NY

July 21, 2014

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CHOICE THERAPEUTICS, INC.

BALANCE SHEETS

	December 31,	December 31,
	2013	2012

ASSETS:
Current Assets:
Cash and cash equivalents	$19,049	$50,972
Accounts receivable	240,452	289,152
Inventory	469,516	317,928
Total current assets	729,017	658,052
Debt issuance costs, net of accumulated amortization of $1,585	45,970	-
Total assets	$774,987	$658,052

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$529,348	$558,184
Accrued expenses	61,250	4,324
Asset based credit facility	120,765	49,536
Total current liabilities	711,363	612,044
Notes payable	275,000	-
Related party convertible notes, net of discount	390,443	75,000
Total liabilities	1,376,806	687,044

Redeemable Convertible Preferred Stock

Series A Redeemable Convertible Preferred Stock, par value $0.0001 per share, 2,315,000 shares authorized; 1,610,500 and 1,723,000 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively; liquidation preference of $4,741,380 and $4,828,617 as of December 31, 2013 and December 31, 2012, respectively	3,221,000	3,446,000

Series B Redeemable Convertible Preferred Stock, par value $0.0001 per share, 2,000,000 shares authorized; 1,127,296 shares issued and outstanding as of December 31, 2013 and December 31, 2012; liquidation preference of $2,912,257 and $2,765,709 as of December 31, 2013 and December 31, 2012, respectively	2,254,592	2,254,592

Series C Redeemable Convertible Preferred Stock, par value $0.0001 per share, 3,000,000 shares authorized; 2,201,237 and 2,101,237 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively; liquidation preference of $2,519,422 and $2,279,356 as of December 31, 2013 and December 31, 2012, respectively	2,147,185	2,047,185

Commitments and Contingencies

Stockholders' Deficiency

Common Stock, par value $0.0001 per share, 10,250,000 shares authorized; 1,717,550 and 1,462,550 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	172	146
Stock subscription receivable	(91,000)	(40,000)
Additional paid-in capital	630,077	206,866
Accumulated deficit	(8,763,845)	(7,943,781)
Total stockholders' deficiency	(8,224,596)	(7,776,769)
Total liabilities, redeemable convertible preferred stock and stockholders' deficiency	$774,987	$658,052

The accompanying notes are an integral part of these financial statements.

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CHOICE THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2013	2012

Revenue, net of returns, allowances and discounts	$1,796,188	$1,827,780

Cost of revenues	612,605	586,775

Gross profit	1,183,583	1,241,005

Operating expenses
Selling, general and administrative	1,946,880	2,012,313
Total operating expenses	1,946,880	2,012,313

Loss from operations	(763,297)	(771,308)

Other expense
Interest expense	(56,767)	(25,064)
Total other expense	(56,767)	(25,064)

Net loss	$(820,064)	$(796,372)

The accompanying notes are an integral part of these financial statements.

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CHOICE THERAPEUTICS, INC.

STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED STOCK

	Redeemable Convertible Preferred Stock
	Series A		Series B		Series C
	Shares	Amount	Shares	Amount	Shares	Amount	Total
Balance, December 31, 2011	1,773,000	$3,546,000	1,137,296	$2,274,592	1,796,237	$1,742,185	$7,562,777

Issuance of Series C redeemable convertible preferred stock	-	-	-	-	185,000	160,000	160,000

Stock-based compensation	-	-	-	-	-	25,000	25,000

Exchange of Series A and Series B for Series C redeemable convertible preferred stock	(50,000)	(100,000)	(10,000)	(20,000)	120,000	120,000	-

Balance, December 31, 2012	1,723,000	3,446,000	1,127,296	2,254,592	2,101,237	2,047,185	7,747,777

Issuance of Series C redeemable convertible preferred stock	-	-	-	-	100,000	100,000	100,000

Repurchase of Series A redeemable convertible preferred stock	(112,500)	(225,000)	-	-	-	-	(225,000)

Balance, December 31, 2013	1,610,500	$3,221,000	1,127,296	$2,254,592	2,201,237	$2,147,185	$7,622,777

The accompanying notes are an integral part of these financial statements.

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CHOICE THERAPEUTICS, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIENCY

	Common Stock		Stock Subscription	Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Receivable	Capital	Deficit	Deficiency
Balance, December 31, 2011	1,262,550	$126	$-	$139,515	$(7,147,409)	$(7,007,768)

Issuance of common stock for notes receivable	200,000	20	(40,000)	39,980	-	-

Stock-based compensation	-	-	-	27,371	-	27,371

Net loss	-	-	-	-	(796,372)	(796,372)

Balance, December 31, 2012	1,462,550	146	(40,000)	206,866	(7,943,781)	(7,776,769)

Issuance of common stock for notes receivable	255,000	26	(51,000)	50,974	-	-

Stock-based compensation	-	-	-	28,587	-	28,587

Discount on repurchase of Series A redeemable convertible preferred stock	-	-	-	224,900	-	224,900

Debt discount from beneficial conversion feature	-	-	-	118,750	-	118,750

Net loss	-	-	-	-	(820,064)	(820,064)

Balance, December 31, 2013	1,717,550	$172	$(91,000)	$630,077	$(8,763,845)	$(8,224,596)

The accompanying notes are an integral part of these financial statements.

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CHOICE THERAPEUTICS, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2013	2012
Cash Flows From Operating Activities
Net loss	$(820,064)	$(796,372)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	28,587	52,371
Amortization of debt issuance costs	1,585	-
Changes in operating assets and liabilities:
Accounts receivable	48,700	(73,398)
Inventory	(151,588)	157,395
Accounts payable	(28,836)	242,773
Accrued expenses and other current liabilities	91,118	2,929
Net Cash Used in Operating Activities	(830,498)	(414,302)
Cash Flows From Financing Activities
Net proceeds from asset based credit facility	71,229	49,536
Proceeds from notes payable	275,000	-
Debt issuance costs	(47,554)	-
Repurchase of Series A redeemable convertible preferred stock	(100)	-
Proceeds from the issuance of convertible notes	400,000	75,000
Issuance of Series C redeemable convertible preferred stock	100,000	160,000
Net Cash Provided by Financing Activities	798,575	284,536

Net Decrease in Cash and Cash Equivalents	(31,923)	(129,766)

Cash and Cash Equivalents - Beginning of year	50,972	180,738

Cash and Cash Equivalents - End of year	$19,049	$50,972

Supplemental Disclosure of Cash Flows Information
Cash paid during the period for:
Interest	$56,767	$25,064
Non-cash investing and financing activities
Issuance of preferred shares for stock subscription receivable	$51,000	$40,000

The accompanying notes are an integral part of these financial statements.

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Choice Therapeutics, Inc.

Notes to Financial Statements

1.	Description of Business and Basis of Presentation

Choice Therapeutics, Inc. (the “Company”) is a provider of innovative wound care products to hospitals and medical centers worldwide. Using proprietary Therabond 3D® Antimicrobial Barrier Systems, the Company sells contact dressings, wraps, and self-adhering island dressings which fit onto individual body contours.

On May 5, 2014, all outstanding equity interest of the Company was acquired by Alliqua Biomedical, Inc. (“Alliqua”), a publicly traded company based in Langhorne, Pennsylvania.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.   These estimates and assumptions include valuing equity securities, inventory reserves and deferred taxes and related allowances. Actual results could differ from the estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company’s balance of cash and cash equivalents at December 31, 2013 and 2012 consisted principally of bank deposits.

Accounts Receivable

Trade accounts receivable are stated at the amount the Company expects to collect and do not bear interest. The Company considers the following factors when determining the collectability of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms.  The Company’s accounts receivable balance is a result of product sales.  These receivables have historically been paid timely.  Due to the nature of the accounts receivable balance, the Company believes there is no significant risk of collection and no allowances have been recorded. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, allowances for doubtful accounts would be required.

Inventory

Inventory is valued at the lower of cost or market on a first-in, first-out basis. Reserves for inventory obsolescence are based on expiration date and are utilized to account for slow-moving inventory.

Debt Discount and Amortization of Debt Discount

Debt discount represents the intrinsic value of the beneficial conversion feature associated with convertible debt. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the straight-line method which approximates the interest method. The amortization of debt discount is included within interest expense as a component of other expenses in the accompanying statements of operations

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, title and risk of loss have passed to the customer (F.O.B. destination), there is a fixed or determinable sales price, and collectability of that sales price is reasonably assured.  Deposits received on product orders are recorded as deferred revenue until revenues are earned when the products are shipped to customers. Returns and allowances are based on historical data.

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Cost of Goods Sold and Selling, General and Administrative Expenses

Costs associated with the production and procurement of product are included in cost of goods sold, including shipping and handling costs such as inbound freight costs, purchasing and receiving costs, inspection costs and other product procurement related charges. All other expenses, excluding interest and income taxes, are included in selling, general and administrative expenses, as the predominant expenses associated therewith are general and administrative in nature.

Advertising Expenses

Advertising and marketing costs are expensed as incurred. Advertising expenses for the years ended December 31, 2013 and 2012 were $107,496 and $87,411, respectively.

Shipping and Handling

Shipping and handling costs are paid for by the Company. Shipping and handling costs amounted to approximately $29,034 and $26,633 for the years ended December 31, 2013 and 2012, respectively, and are included in selling, general and administrative expenses.

Sales Tax

The Company records revenue for sales upon the delivery of merchandise to customers, net of sales taxes, if any.

Income Taxes

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred tax assets and liabilities to be recognized for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts and their respective tax bases of assets and liabilities.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period enacted. A valuation allowance is provided when it is more likely than not that a portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the reversal of deferred tax liabilities during the period in which related temporary differences become deductible.

The benefit of tax positions taken or expected to be taken in the Company's income tax returns are recognized in the financial statements if such positions are more likely than not of being sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits”. A liability is recognized (or amount of net operating loss carryover or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized. Interest costs and related penalties related to unrecognized tax benefits are required to be calculated, if applicable. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as selling, general and administrative expenses. No interest or penalties were recorded during the years ended December 31, 2013 and 2012. As of December 31, 2013 and December 31, 2012, no liability for unrecognized tax benefits was required to be reported. The Company files tax returns in U.S. federal, state and local jurisdictions, including Massachusetts, and has tax returns subject to examination by tax authorities beginning in the year ended December 31, 2010. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

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Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on interim financial reporting dates and vesting dates until the service period is complete. The fair value amount is then recognized over the period services are required to be provided in exchange for the award, usually the vesting period. The Company recognizes stock-based compensation expense on a straight-line basis over the requisite service period for each award. Stock-based compensation expense is reflected within operating expenses in the statements of operations. The Company recognizes stock-based compensation expense for awards with performance conditions if, and when, the Company concludes that it is probable that the performance condition will be achieved. The Company reassesses the probability of vesting at each reporting period for awards with performance conditions and adjusts stock-based compensation expense based on its probability assessment.

3.	Inventory

Inventory consists of the following:

	December 31, 2013	December 31, 2012
Raw materials	$57,924	$-
Work in process	154,869	89,803
Finished goods	256,723	228,125
Total	$469,516	$317,928

4.	Asset Based Credit Facility

On January 30, 2012 the Company entered into a Loan and Security Agreement (Accounts Receivable Line of Credit) (the “Line of Credit”). The Line of Credit is collateralized by the Company's accounts receivable and allows for borrowings in the amount of 85% of eligible accounts, as defined in the Line of Credit, with maximum borrowings not to exceed $300,000. The interest rate under the Line of Credit is the prime rate plus 2%, payable monthly in arrears. The maturity date of the Line of Credit is January 30, 2015 and the maturity date may be extended for an additional two years, unless the Company gives written notice of its intent to terminate the Line of Credit at least sixty days prior to the maturity date of the Line of Credit. Interest expense totaled $19,096 and $25,064 for the years ended December 31, 2013 and 2012 respectively. The asset based credit facility was paid off at the time the Company was acquired.

5.	Notes Payable

On October 21, 2013, the Company entered into a secured term promissory note of $275,000 (“the Secured Term Note”). The Secured Term Note is secured by the Company’s tangible and intangible personal property, subordinated to the Line of Credit (See Note 4). The Secured Term Note bears simple interest at a rate of 12% and subject to adjustment if the Company becomes profitable. The maturity date is November 1, 2019. The Secured Term Note is subject to prepayment penalties as followings: 1) if the loan is prepaid within two years of the date of the loan, there is a 7% prepayment penalty or 2) if the loan is prepaid after two years of the date of the loan and before maturity, the penalty is 5% of the prepaid amount. The Secured Term Note is subject to certain financial covenants. The Secured Term Note and prepayment penalty were paid off at the time the Company was acquired.

6.	Related Party Convertible Notes

In December 2012 the Company issued two secured convertible promissory notes with an aggregate principal amount of $75,000 and in March 2013 the Company issued one secured convertible promissory note with an aggregate principal of $400,000 (collectively the “Convertible Notes”) with affiliates of an executive of the Company. The Convertible Notes are secured by all of the Company’s tangible and intangible property, but they are subordinate to any of the Company’s indebtedness to institutional lenders. The Convertible Notes bear simple interest at a rate of 10% per annum based on a 365-day year, which accrues until conversion or repayment. The maturity dates are the earlier of (a) December 31, 2015; or (b) the date the Company completes the issuance of $1 million of equity securities (a “Qualified Financing”).

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The Company determined that the embedded conversion option need not be bifurcated from the debt host and is not accounted for as a derivative given that the Convertible Note holders do not receive an asset that is readily convertible into cash at conversion. As a result of the Convertible Note holders’ right to purchase equity securities at a 20% discount, the Company recorded a $118,750 beneficial conversion feature which was recorded as a Convertible Note debt discount. The debt discount is being amortized ratably through the outside maturity date of December 31, 2015 and $34,193 was amortized as interest expense during the year ended December 31, 2013. The amortization of debt discount for the year ended December 31, 2012 was de minimus. The Convertible Notes were paid off at the time the Company was acquired.

7.	Commitments and Contingencies

Lease of Facility

The Company leases its office facility for approximately $3,000 per month. In January 2014, the Company extended its lease through June 30, 2014 at the current rate. In May 2014, the lease was extended through December 2014 at the same rate. Rent expense was approximately $40,000 in each of the years ended December 31, 2013 and 2012. The committed rent expense for the year ended December 31, 2014 is approximately $40,000.

Litigation, Claims and Assessments

The Company is subject to periodic lawsuits, investigations and claims that arise in the ordinary course of business. The Company is currently not aware of any legal proceedings that it believes will have a material adverse effect on its business, financial condition or operating results.

8.	Redeemable Convertible Preferred Stock

The Company is authorized to issue up to 7,315,000 shares of preferred stock, $0.0001 par value per share, of which 2,315,000 shares are designated Series A Redeemable Convertible Preferred Stock (“Series A Preferred Stock”), 2,000,000 shares are designated Series B Redeemable Convertible Preferred Stock (“Series B Preferred Stock”) and 3,000,000 shares are designated Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”). The preferred stockholders vote together with the common stockholders as a single class on most matters at stockholder meetings and are entitled to one vote per share of common stock on an as-converted basis. The preferred stockholders are entitled to vote as a class for three of the five directors (the “Preferred Directors”). Until there is a public offering of $25 million of common stock at a price of at least $8.00 per share (a “Qualified Public Offering”), certain specified actions can’t be taken without a majority vote of the full Board of Directors, plus the majority vote of the Preferred Directors.

The original issuance prices are defined as $2.00, $2.00 and $1.00 per share for the Series A, Series B and Series C Preferred Stock. The Series B Preferred Stock issuance price was initially set at $2.65 per share, but it was retroactively adjusted to $2.00 per share prior to completion of the offering.

Most of the features are identical for each series of preferred stock, including (a) cumulative accruing dividends at 6.5% of the original issuance price; (b) a liquidation preference consisting of the original issuance price plus accrued dividends; (c) certain merger, consolidation, asset sale or lease transactions result in a deemed liquidation; (d) convertibility into common stock at the election of the holder any time at the current conversion price; (e) automatic conversion into common stock at the current conversion price, upon completion of a Qualified Public Offering; (f) the conversion price is the original issuance price, subject to a weighted average anti-dilution adjustment upon a dilutive share issuance subsequent to the Series C Preferred Stock original issuance date; and (g) any time after the fifth anniversary of the Series C Preferred Stock original issuance date, if the preferred stock wasn’t previously converted, any holder may elect to redeem their preferred stock out of legally available funds, and be paid the greater of (i) the holder’s original issuance price plus accrued dividends; or (ii) the fair market value of their preferred stock.

The Series C Preferred Stock offering commenced in 2011, when the Company incurred $54,052 of issuance costs that were netted against the gross proceeds. During 2013, 2012 and 2011, the Company issued 100,000, 185,000 and 632,079 shares of Series C Preferred Stock at the original issuance price of $1.00 per share. As an inducement for prior preferred stock investors to participate in the Series C Preferred Stock offering, for each share of Series C Preferred Stock purchased, the investor was permitted to exchange the same number of Series A or Series B Preferred Stock shares for double the number of Series C Preferred Stock shares. While such an exchange didn’t impact the investor’s liquidation preference, it did double the number of shares of common stock that the investor was entitled to receive at conversion for the exchanged shares. During 2013, 2012 and 2011, the Company issued 0, 120,000 and 1,164,158 shares of Series C Preferred Stock, pursuant to the exchange terms.

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The Series A, Series B and Series C Preferred Stock are classified as mezzanine equity because the Company is obligated to redeem the preferred stock for cash, any time after the fifth anniversary of the Series C Preferred Stock original issuance date at the election of the holder. The Company determined that the embedded conversion option didn’t need to be bifurcated from the preferred stock host because the embedded conversion option and the preferred stock are clearly and closely related, as the preferred stock possesses more equity-like features than debt-like features. No beneficial conversion feature was recorded because the $2.00 or $1.00 accounting conversion price exceeds the fair value of the common stock and there were no adjustments to the accounting conversion price through December 31, 2013. The exchanges of Series A or Series B Preferred Stock, which both had an original issuance prices of $2.00 per share, for double the number of shares of Series C Preferred Stock, which had an original issuance price of $1.00 per share, didn’t result in the recording of a deemed dividend because the difference in the values of the securities given up versus those received in the exchange was de minimis. Accretion of a deemed dividend for the difference between the carrying value of the preferred stock and its redemption value (the difference consists of the $54,052 of issuance costs plus the 6.5% per annum dividend) isn’t required until redemption becomes probable.

In December 2012, the Company permitted an investor to purchase 75,000 shares of Series C Preferred Stock and a warrant to purchase 32,500 shares of Series C Preferred Stock at an exercise price of $0.80 per share, in exchange for $50,000 of cash and services provided. The $25,000 value of the incremental shares of Series C Preferred Stock and the $21,369 value of the warrant were recorded as stock-based compensation expense. At the end of 2013, the Company repurchased 112,500 shares of Series A Redeemable Convertible Preferred Stock with a carrying value of $225,000 from a holder for $100 of consideration and the difference was credited to additional paid in capital.

As of December 31, 2013, the cumulative dividends were $1,520,380, $657,665 and $318,185 for the Series A, Series B and Series C Preferred Stock, respectively.

9.	Stockholders’ Deficiency

Authorized Common Stock

The Company is authorized to issue up to 10,250,000 shares of common stock, $0.0001 par value per share. The common stockholders are entitled to one vote for each share of common stock held at all stockholder meetings and for most matters they vote together with the preferred stockholders as a single class. The common stockholders are entitled to vote as a class for two of the five directors (the “Common Directors”). However, the voting, dividend and liquidation rights of the common stockholders are qualified by the rights, powers and preferences of the Preferred Stock holders (see Note 8 – Redeemable Convertible Preferred Stock).

Equity Plans

2007 Equity Incentive Plan

The Company’s shareholders and Board of Directors approved the 2007 Equity Incentive Plan (the “2007 Plan”) and reserved 729,100 shares of the authorized common stock for issuance upon the exercise of options issued pursuant to the 2007 Plan.

Consultant Equity Incentive Plan

The Company’s shareholders and Board of Directors approved the Consultant Equity Incentive Plan (the “Consultant Plan”) and reserved 200,000 shares of the authorized common stock for issuance upon the exercise of options issued pursuant to the Consultant Plan and 200,000 shares of the authorized common stock for issuance of common stock pursuant to the Consultant Plan.

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Common Stock

In January 2012, the Company issued 200,000 shares of common stock to a new employee for $0.20 per share in exchange for a $40,000 note bearing interest at 1.5% per annum. In August 2013, the Company issued 255,000 shares of common stock to a consultant upon exercise of an option with a $0.20 per share exercise price, in exchange for a $51,000 note bearing interest at 1.5% per annum. The stock subscription receivables were recorded as contra-equity. Interest income related to the notes was not accrued as it was de minimus for years ended December 31, 2013 and 2012. See Note 9 – Subsequent Events – Stock Subscription Receivable.

Warrant and Option Valuation

The Company has computed the fair value of warrants and options granted using the Black-Scholes option pricing model. Option forfeitures are estimated at the time of valuation and reduce expense ratably over the vesting period. The expected term used for warrants and options issued to non-employees is the contractual life and the expected term used for options issued to employees and directors is the estimated period of time that options granted are expected to be outstanding. The Company utilizes the “simplified” method to develop an estimate of the expected term of “plain vanilla” employee and director option grants. Since the Company’s stock is not publicly traded, the Company is utilizing an expected volatility figure based on a review of the historical volatilities, over a period of time, equivalent to the expected life of the instrument being valued, of similarly positioned public companies within its industry. The risk-free interest rate was determined from the implied yields from U.S. Treasury zero-coupon bonds with a remaining term consistent with the expected term of the instrument being valued.

Common Stock Warrants

In applying the Black-Scholes option pricing model to common stock warrants granted, the Company used the following weighted average assumptions:

	For the Year Ended
	December 31,
	2013	2012
Risk free interest rate	0.78%	0.36%
Expected term (years)	3.00	3.00
Expected volatility	100%	100%
Expected dividends	0.00%	0.00%

The weighted average estimated fair value of the common stock warrants granted during the years ended December 31, 2013 and 2012 was approximately $0.06 and $0.04 per share, respectively.

On December 31, 2012, the Company granted three-year immediately vested warrants to purchase an aggregate of 1,400 shares of common stock at an exercise price of $2.00 per share to consultants. The aggregate grant date value of the warrants was de minimis.

On March 1, 2013, the Company extended the term of warrants to purchase an aggregate of 50,000 shares of common stock at an exercise price of $2.00 with previous expiration dates ranging from March 7, 2013 to October 7, 2013 to a new expiration date of December 31, 2015. The incremental expense related to the modification was de minimis.

On December 31, 2013, the company granted three-year immediately vested warrants to purchase an aggregate of 81,500 shares of common stock at an exercise price of $1.00 to consultants. The warrants had an aggregate grant date value of $4,849.

Stock-based compensation expense related to common stock warrants was recorded in the statements of operations as a component of selling, general and administrative expenses and totaled $4,851 and $51 for the years ended December 31, 2013 and 2012, respectively.

As of December 31, 2013, there was no unrecognized stock-based compensation expense related to common stock warrant grants.

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A summary of the common stock warrant activity during the years ended December 31, 2013 and 2012 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life	Intrinsic
	Warrants	Price	In Years	Value
Outstanding, December 31, 2011	50,932	$2.00
Granted	1,400	2.00
Exercised	-	-
Cancelled	-	-
Outstanding, December 31, 2012	52,332	$2.00
Granted	81,500	1.00
Exercised	-	-
Cancelled	(25,932)	2.00
Outstanding, December 31, 2013	107,900	$1.24	2.8	$-

Exercisable, December 31, 2013	107,900	$1.24	2.8	$-

The following table presents information related to common stock warrants at December 31, 2013:

Warrants Outstanding		Warrants Exercisable
		Weighted
	Outstanding	Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Warrants	In Years	Warrants
$1.00	81,500	3.0	81,500
2.00	26,400	2.0	26,400
	107,900	2.8	107,900

Stock Options

In applying the Black-Scholes option pricing model to stock options granted, the Company used the following weighted average assumptions:

	For the Year Ended
	December 31,
	2013	2012
Risk free interest rate	0.80%	N/A
Expected term (years)	3.27	N/A
Expected volatility	100%	N/A
Expected dividends	0.00%	N/A

The weighted average estimated fair value of the stock options granted during the year ended December 31, 2013 was approximately $0.13 per share. There were no stock options granted during the year ended December 31, 2012.

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On January 19, 2012, the Company issued 200,000 shares of common stock to an employee who elected to exercise an option at an exercise price of $0.20 per share. As payment for the exercise, the employee issued a $40,000 note to the Company. The exercised option had no intrinsic value.

On August 23, 2013, the Company granted an immediately vested ten-year option to purchase 255,000 shares of common stock at an exercise price of $0.20 per share. The consultant elected to immediately exercise the option and issued a $51,000 note to the Company as payment for the exercise. The exercised option had no intrinsic value. In connection with the option grant, the consultant agreed to the cancellation of a fully vested option to purchase 97,000 shares of the Company’s common stock at an exercise price of $0.20. The Company recognized $20,192 of stock-based compensation expense in connection with the option grant and cancellation.

Stock-based compensation expense related to stock options was recorded in the statements of operations as a component of selling, general and administrative expenses and totaled $23,736 and $5,951 for the years ended December 31, 2013 and 2012, respectively.

As of December 31, 2013, there was $2,149 of unrecognized stock-based compensation expense related to option grants which will be amortized over a weighted average period of 1.0 years.

A summary of the option activity during the years ended December 31, 2013 and 2012 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Life	Intrinsic
	Options	Price	In Years	Value
Outstanding, December 31, 2011	627,500	$0.20
Granted	-	-
Exercised	(200,000)	0.20
Cancelled	(62,500)	-
Outstanding, December 31, 2012	365,000	$0.20
Granted	255,000	0.20
Exercised	(255,000)	-
Cancelled	(97,000)	0.20
Outstanding, December 31, 2013	268,000	$0.20	5.2	$-

Exercisable, December 31, 2013	251,500	$0.20	5.1	$-

The following table presents information related to stock options at December 31, 2013:

Options Outstanding		Options Exercisable
		Weighted
	Outstanding	Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options
$0.20	268,000	5.1	251,500
	268,000	5.1	251,500

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10.	Income Taxes

The income tax provision (benefit) consists of the following:

	For The Years Ended
	December 31,
	2013	2012
Federal:
Current	$-	$-
Deferred	(220,000)	(205,000)

State and local:
Current	-	-
Deferred	(56,000)	(52,000)
	(276,000)	(257,000)
Change in valuation allowance	276,000	257,000
Income tax provision	$-	$-

The following is a reconciliation between United States federal income tax at the statutory rates as of December 31, 2013 and 2012, to the Company’s effective income tax rates for those respective years:

	For The Years Ended
	December 31,
	2013	2012

Statutory U.S. federal income tax rate	(34.0)%	(34.0)%
State tax rate, net of federal benefit	(4.9)%	(4.7)%
Permanent differences
- Other	2.30%	3.50%
Change in Valuation Allowance	36.6%	35.2%
Income tax provision (benefit)	0.0%	0.0%

Deferred tax assets and liabilities as of December 31, 2013 and 2012 are summarized below:

	As of December 31,
	2013	2012
Deferred tax assets:
Net operating loss carryforwards & tax credits	$3,363,000	$3,087,000
Other	3,000	3,000
Gross deferred tax assets	3,366,000	3,090,000
Valuation allowance	(3,366,000)	(3,090,000)
Deferred tax assets, net of valuation allowance	$-	$-

As of December 31, 2013 and 2012, the Company had approximately $8,166,000 and $7,462,000, respectively, of Federal domestic net operating loss carryforwards.  These carryfowards will begin to expire in 2026.  As of December 31, 2013 and 2012, the Company had approximately $4,336,000 and $6,677,000, respectively, of State domestic net operating loss carryforwards.  Certain carryforwards begin to expire in 2013. The balance as of December 31, 2013 will begin expiring in 2014 and continue through 2033.

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Deferred income taxes represent the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

A valuation allowance was established for deferred income tax assets because, due to the historical operating losses, it cannot be deemed more likely than not that deductible temporary differences and net operating loss carryforwards can be realized through future taxable income. The net operating loss carryovers may be subject to annual limitations under Internal Revenue Code Section 382 should there be greater than 50% ownership change as determined under the regulations.

11.	Related Party

The Company’s utilizes the services of an investor in the manufacturing of its products. Total purchases from the related party for the years ended December 31, 2013 and 2012 were approximately $747,000 and $374,000, respectively.

The Company utilizes the services of an affiliate of an executive officer of the Company in the distribution of its products. Total services provided by the related party for the years ended December 31, 2013 and 2012 were $96,000 and $94,622, respectively.

12.	Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued to determine if events or transactions required adjustment to or disclosure in the financial statements.

Stock Repurchase and Cancellation of Stock Subscription Receivable

In May 2014, the Company entered into Note Cancellation and Stock Repurchase Agreements with an employee and a consultant, whereby the stockholders returned 200,000 and 255,000 shares of common stock to the Company in exchange for the Company’s forgiveness of stock subscription receivables (and related accrued interest) of $40,000 and $51,000, respectively.

Merger

On May 5, 2014, Alliqua Biomedical, Inc. purchased all of the shares of the Company for a total purchase price of approximately $4,000,000 in stock and cash. The merger provides for additional contingent payment of up to $5,000,000 based on achieving stated revenue thresholds being reached over the next three twelve month periods ending April 30, 2017.

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